Exhibit 10.2

                           CHANGE OF CONTROL AGREEMENT

      THIS AGREEMENT is made and entered into this 22nd day of November, 2002 by and between Cape Cod Bank and Trust Company, N.A., a national banking association (the "Bank"), CCBT Financial Companies, Inc., a Massachusetts corporation (the "Company") (the Bank and the Company, collectively, the "Employers") and Phillip W. Wong, a resident of South Dennis, Massachusetts ("Employee").

      WITNESSETH, the Company is the holding company for the Bank;

      WHEREAS the Employers have determined that it is in the best interests of the Employers to allow the Employee to consider the prospect of a Change in Control (as herein defined) in an objective manner and in consideration of the services to be rendered by the Employee to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain benefits upon the occurrence of a Terminating Event (as herein defined) subsequent to a Change in Control.

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Employers and the Employee hereby agree as follows:

1.    Definitions.

      1.1   "Affiliate" means:

                1.1.1 A member of a controlled group of corporations of which either of the Employers is a member; or

                1.1.2 An unincorporated trade or business which is under common control with either of the Employers as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (henceforth the "Code") and regulations issued thereunder.

                For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

      1.2 "Base Annual Salary" means the annualized value of the Employee's salary, based on the most recent pay period, prior to a Change of Control.

      1.3   "Change in Duties" means:

                1.3.1 A significant reduction in the nature or scope of the Employee's authority or duties from those immediately prior to the date on which a Change of Control occurs;

                1.3.2   A reduction in the Employee's Base Annual Salary;

                1.3.3 Exclusion from any incentive program from which the Employee was previously eligible, or which other executives with comparable duties participate in;

                1.3.4 A change in location of the Employee's principal place of employment by more than fifty (50) miles;

      1.4 "Change in Control" shall be deemed to have occurred in any one of the following events:

                1.4.1 if there has occurred a change in control of either the Company or the Bank which the Company or the Bank would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if such form and the related regulations are no longer in effect, any forms or regulations promulgated by the Securities and Exchange Commission, pursuant to the Exchange Act, which are intended to serve similar purposes; or

                1.4.2 A Change in Control of the Company or the Bank has occurred within the meaning of the Change in Bank Control Act, as amended and the rules and regulations promulgated thereunder; or


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                1.4.3   Without limitation such a Change in Control shall be
                        deemed to have occurred at such time as:

                              1.4.3.1.  Any "person" (as the term is used in
                                        Section 13(d) and 14(d) of the Exchange
                                        Act), or group of persons acting in
                                        concert, is or becomes the "beneficial
                                        owner" (as defined in Rule 13d-3 under
                                        the Exchange Act) directly or
                                        indirectly, of any class of equity
                                        securities of the Bank representing 50%
                                        or more of a class of equity securities
                                        except for any securities purchased by
                                        the Bank's employee stock ownership plan and trust; or

                              1.4.3.2. Individuals who constitute the Board of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Committee serving under an Incumbent Board, shall be, for purposes of this clause (b) considered as though he were a member of the Incumbent Board; or

                              1.4.3.3.  A plan of reorganization, merger,
                                        consolidation, sale of all or
                                        substantially all the assets of the
                                        Company or similar transaction occurs in which the Company is not the resulting entity; or

                              1.4.3.4. A proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company.

                1.4.4 Notwithstanding the foregoing, no Change in Control shall be deemed to occur by virtue of the Bank becoming a subsidiary of the Company.

      1.5 "Code" means the Internal Revenue Code of 1986, as from time to time amended.

      1.6 "Constructive Termination" means the voluntary termination of employment by the Employee following a Change in Duties following a Change of Control.

      1.7 "Employment Compensation" means any salary, bonus or commissions paid to the Employee as an employee (as defined in the Code) by any entity other than the Employers or their successors. If the Employee is a partner in a partnership, this definition shall include the Employee's share of partnership income.

      1.8 "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

      1.9 "Termination for Cause" means the termination of the Employee's employment with the Bank or the Company, as applicable, as a result of:

                1.9.1 The Employee's failure or refusal to perform the Employee's duties occasioned by reason other than sickness or other disability of the Employee, which is not cured within ten (10) business days after written notice from the Bank or the Company, as applicable, specifying such failure or refusal has been delivered;

                1.9.2 Commission by the Employee of any materially fraudulent, dishonest or other act of misconduct in the performance of the Employee's duties hereunder, other than at the specific direction of the Board of the Bank or the Company, as applicable; or

                1.9.3 Conviction for any felony or crime involving moral turpitude.

      1.10 "Voting Securities" means any securities which ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

2. Term. Subject to the provisions for earlier termination hereinafter set forth in Section 4 of


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      this Agreement, the term of this Agreement shall commence on the date hereof and end on the day preceding the second anniversary hereof.

3. Automatic Extension. Unless the Employee receives written notification from either of the Employers of their intention not to renew this Agreement at least twelve (12) months prior to the expiration date, plus any extensions, the term of this Agreement shall automatically be extended by twelve (12) months.

4.    Termination of Employment.

      4.1   Termination Prior to a Change in Control:

                4.1.1 Prior to a Change in Control, the Employers may terminate the Employee's employment under this Section of the Agreement for any reason.

                4.1.2 If the Employee's employment is terminated pursuant to this Section 4.1, any severance policies maintained by the Bank or the Company, as applicable, shall apply and no amounts shall be payable pursuant to this Agreement.

      4.2   Termination following a Change in Control:

                4.2.1 If, during a period of two years following a Change in Control, the employment of the Employee is terminated by the Bank or the Company, as applicable, for any reason, other than Cause, or if the Employee is subject to Constructive Termination, benefits shall be payable under Section 5.

                4.2.2 If the Employee voluntarily terminates his or her employment following a Change in Control for any reason other than Constructive Termination, no amount shall be paid pursuant to this agreement.

5. Benefit following a Change in Control. If a benefit is payable, pursuant to Section 4.2.1, the Employee shall receive, in monthly installments, payable on the first of each month, an amount equal to:

      5.1 One-twelfth (1/12th) of the Employee's Base Annual Salary, less any withholding required pursuant to the Code; reduced by

      5.2 Any Employment Compensation payable to the Employee for that month, whether received currently or deferred.

      5.3 This benefit shall be payable for 24 months following the termination of the Employee's employment with the Bank or the Company, as applicable.

      5.4 No other amounts shall be payable under this Agreement in lieu of bonuses, perquisites or other benefits maintained by the Employers, nor shall the Employee be considered to continue in the employ of the Bank or the Company, as applicable, while payments are being made pursuant to this Section 5.

      5.5   Limitation on Benefits.

                5.5.1 It is the intention of the Employee and of the Employers that no payments by the Employers to or for the benefit of the Employee under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Employers by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Employers, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Employee, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order than no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Employee shall determine which method shall be followed, provided that if the Employee fails to make such determination within forty-five days after the Employers have sent him written notice of the

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                        need for such reduction, the Employers may determine the
                        method of such reduction in their sole discretion.

                5.5.2 If any dispute between the Employers and the Employee as to any of the amounts to be determined under this
                        Section 5.5.2, or the method of calculating such amounts, cannot be resolved by the Employers and the Employee, either the Employers or the Employee after giving three days' written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Employers and the Employee. The determination of such partner as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Employers and the Employee. The Employers shall bear the costs of any such determination.

6.    Miscellaneous.

      6.1 Agreement Supersedes. This Agreement supersedes all prior agreements and understandings by and between the Employee and the Employers and of any Affiliates of their respective directors, officers, shareholders, employees, attorneys, agents, or representatives, including any Severance Agreement, Employment Letter, Employment Terms, Non-Disclosure Agreement and /or Employment Agreement, and constitutes the entire agreement between the parties, respecting the subject matter hereof; there are no representations, warranties or other commitments other than those expressed herein.

      6.2 Noncontravention. The Employee represents and warrants to the Employers that the Employee is not a party to or bound by, and the employment of the Employee by the Employers or the Employee's disclosure of any information to the Employers or their use of such information will not violate or breach any employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement between the Employee and any other person, partnership, corporation, joint venture, association or other entity.

      6.3 Modification; Waiver. No modification or amendment of, or waiver under, this Agreement shall be valid unless signed in writing and signed by the Employee and the Chairman of the Board of Directors of the Bank and the Company, pursuant to expressed authority of the Board of each entity.

      6.4 Indemnification. The Employee and the Employers and their Affiliates each agree to indemnify and hold the other harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorney's fees which a party to this Agreement may sustain as a result of, or in connection with, either directly or indirectly, a breach or violation of any of the provisions of this Agreement by the other party.

      6.5 Remedies. The Employee hereby agrees that if the Employee violates any provision of this Agreement, the Employers shall be entitled, if they, or either of them, so elect, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by the Employee or to enjoin the Employee from engaging in any activity in violation hereof.

      6.6 Waiver. The waiver by either party to this Agreement of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

      6.7 Notices. Any communication which may be required under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours, or when sent by U.S. registered or certified mail, return receipt requested, postage prepaid as follows:

            If to the Bank or                  Cape Cod Bank and Trust Company
            the Company:                       307 Main Street
                                               Hyannis, MA 02601

            If to the Employee:                Mr. Phillip W. Wong
                                               100 Duck Pond Road Extension
                                               South Dennis, MA 02660

            Notices shall be given to such other addressee or address, or both, as a particular party may from time to time request by written notice to the other party to the Agreement. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed to be delivered, given and received for all purposes of this


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            Agreement as of two business days after the date of deposit thereof for mailing in a duly constituted U.S. post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon written confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

      6.8 Binding Nature; Employment Status. This Agreement shall inure to the benefit of and be binding upon the Employers, jointly and severally, and the Employee. This is not an agreement for the employment of the Employee and shall confer no rights on the Employee except as herein expressly provided.

      6.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

      6.10 Allocation of Obligations. The Bank and the Company shall allocate among themselves which party shall be responsible for paying the severance payments and other benefits directed by this Agreement. The payment by either party of such severance payments and other benefits shall satisfy the obligations of the non-paying party under this Agreement. Both the Bank and the Company shall be jointly liable in the event of a failure by both parties to pay such severance payments and other benefits.

      6.11 Assignment; Prior Agreements. Neither the Employers nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Employers and the Employee, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Employee's death prior to the completion by the Employers of all payments due him under this Agreement, the Employers shall continue such payments to the Employee's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation). This Agreement supersedes any prior agreement covering the subject matter hereof.

      6.12 Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      6.13 Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the day and year first above written.


CAPE COD BANK AND TRUST                             EMPLOYEE
COMPANY, N.A.
A national banking association


By:  /s/ John Otis Drew                             /s/ Phillip W. Wong
     --------------------------                     ---------------------
     Name:  John Otis Drew                          Name: Phillip W. Wong
     Title: Chairman of the
            Board of Directors


CCBT FINANCIAL COMPANIES, INC.


By:         /s/ Stephen B. Lawson
            ----------------------
     Name:  Stephen B. Lawson
     Title: President and Chief Executive Officer


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